Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-200063 on Form S-4 of our report dated June 11, 2014, with respect to the financial statements, which appears in Rocky Mountain Chocolate Factory, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2014. We also consent to the reference to us under the heading “Experts” in the proxy statement/prospectus included in this Registration Statement.

/s/ EKS&H LLLP

December 5, 2014

Denver, Colorado